REGISTERED                                                            REGISTERED


                       OCCIDENTAL PETROLEUM CORPORATION

             8.16% SUBORDINATED DEFERRABLE INTEREST NOTE DUE 2039

NO. R                                                PRINCIPAL AMOUNT:
                                                     U.S.$

                                                     CUSIP:  674599 BR 5


     [IF THE NOTE IS TO BE A GLOBAL NOTE, INSERT--Unless and until it is exchanged in whole or in part for Notes in definitive form, this Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) ("DTC"), to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of DTC and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.]


ORIGINAL ISSUE DATE:              January 20, 1999              REDEMPTION DATE/PRICE: See
MATURITY DATE:                    January 20, 2039              Further Provisions Set Forth Herein
ISSUE PRICE:                      100%
INTEREST RATE:                    8.16%

INTEREST PAYMENT DATES:           March 31, June 30, September 30 and December 31, commencing March 31, 1999
REGULAR RECORD DATES:             See Further Provisions Set Forth Herein


Dated:  January 20, 1999

                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

     This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.


THE BANK OF NEW YORK, as Trustee



By:______________________________
    Authorized Signatory

     OCCIDENTAL PETROLEUM CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (herein referred to as the "Company"), for value received, hereby promises to pay to The Bank of New York, as Property Trustee of Oxy Capital Trust I (the "Trust"), or registered assigns, the Principal Amount specified above on the Maturity Date specified above (unless and to the extent earlier redeemed or repaid prior to such Maturity
Date) and to pay interest thereon from January 20, 1999 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, quarterly (subject to deferral as set forth herein) in arrears on March 31, June 30, September 30 and December 31, in each year, commencing with the first Interest Payment Date next succeeding the Original Issue Date, at the rate per annum specified above, until the principal hereof is paid or made available for payment. Interest payments for this Note will include interest accrued to but excluding each Interest Payment Date. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture (as defined below), be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date, which shall be the close of business on the Business Day next preceding such Interest Payment Date if this Note is held by the Property Trustee or if this Note is in book-entry only form. Notwithstanding the foregoing sentence, if the Preferred Securities of the Trust are no longer in book-entry only form or a Dissolution Event has occurred and subsequent thereto this Note is not a Global Note pursuant to the provisions of Section 305(7) of the Indenture, such regular record date shall be the close of business on the 15/th/ day next preceding such Interest Payment Date. If any Interest Payment Date or Maturity with respect to this Note falls on a day that is not a Business Day, the payment due on such Interest Payment Date or at Maturity will be made on the following day that is a Business Day as if it were made on the date such payment was due and no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date or Maturity, as the case may be. Except as otherwise provided in the Indenture, any interest not punctually paid or duly provided for on any Interest Payment Date (herein called "Defaulted Interest") will forthwith cease to be payable to the Holder on the Regular Record Date with respect to such Interest Payment Date by virtue of having been such Holder and may either (1) be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee (as defined below), notice of which shall be given to Holders of Notes not less than 10 days prior to such Special Record Date, or (2) be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. Payment of the principal of and interest, if any, on this Note will be made at the Corporate Trust Office of the Trustee or at the office or agency of the Trustee maintained for that purpose in the Borough of Manhattan, The City of New York, and at any other office or agency maintained by the Company for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company, payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register; and provided, further, that the Holder of this Note shall be entitled to receive payments of principal of and interest, if any, on this Note by wire transfer of immediately available funds if appropriate wire transfer instructions have been received in writing by the Trustee not less than l5 days prior to the applicable payment date. Notwithstanding the foregoing, so long as the Holder of this Note is the Property Trustee, the payment of the principal of and interest on this Note will be made at such place and to such account as may be designated by the Property Trustee.

     The indebtedness evidenced by this Note is, to the extent provided in the Indenture, subordinate and junior in right of payment to the prior payment in full of all Senior Indebtedness, and this Note is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided and (c) appoints the Trustee his or her attorney-in-fact for any and all such purposes. Each Holder hereof, by his or her acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such Holder upon said provisions.

     Reference is hereby made to the further provisions of this Note set forth below, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon has been executed by the Trustee or its duly appointed co-authenticating agent by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     This Note is one of a duly authorized issue of securities (herein called the "Securities") of the Company (which term includes any successor corporation under the Indenture hereinafter referred to) issued and to be issued pursuant to such Indenture. This Note is one of a series designated by the Company as its 8.16% Subordinated Deferrable Interest Notes due 2039 (the "Notes"), limited in aggregate principal amount to $541,237,125. The Indenture does not limit the aggregate principal amount of other Securities which may be issued thereunder.

     The Company issued this Note pursuant to an Indenture, dated as of January 20, 1999 (herein called the "Indenture" which term, for the purpose of this Note, shall include the Officers' Certificate dated January 20, 1999, delivered pursuant to Sections 201 and 301 of the Indenture), between the Company and The Bank of New York, as trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered.

     The Notes are issuable as Registered Securities, without coupons, in denominations of $25 and any amount in excess thereof which is an integral multiple of $25. As provided in the Indenture and subject to certain limitations therein set forth, Notes are exchangeable for a like aggregate principal amount of Notes of like tenor of any authorized denomination, as requested by the Holder surrendering the same, upon surrender of the Note or Notes to be exchanged at any office or agency described below where Notes may be presented for registration of transfer.

     The Notes are redeemable, in whole or in part, without penalty, at the option of the Company (i) before January 20, 2004, within 90 days of the occurrence of a Special Event, at a Redemption Price equal to 100% of the principal amount of this Note plus any accrued and unpaid interest thereon to the date of such redemption and (ii) on or after January 20, 2004, at a Redemption Price equal to 100% of the principal amount per Note plus any accrued and unpaid interest thereon to the date of such redemption.

     Notice of any redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of the Notes to be redeemed. Unless the Company defaults in payment of the Redemption Price, on and after the Redemption Date, interest will cease to accrue on the Notes or portions thereof called for redemption. If less than all of the Notes are to be redeemed, the Notes (or portions thereof) to be redeemed will be selected by the Trustee by such method as the Trustee shall deem fair and appropriate; provided that if, at the time of redemption, the Notes are registered as a Global Note, the Depositary shall determine the principal amount of such Notes held by each Holder to be redeemed in accordance with its procedures.

     Notwithstanding the foregoing, installments of interest whose Stated Maturity is prior to the Redemption Date of any Note will be payable to the Holder of such Note, or one or more Predecessor Securities, of record at the close of business on the relevant Regular Record Date referred to above, all as provided in the Indenture.

     All notices of redemption shall state the Redemption Date, the Redemption Price, if fewer than all the Outstanding Notes are to be redeemed, the identification (and, in the case of partial redemption, the principal amounts) of the particular Notes to be redeemed, that on the Redemption Date the Redemption Price will become due and payable upon each Note, or portion thereof, to be redeemed, that interest on each Note, or portion thereof, called for redemption will cease to accrue on the Redemption Date and the place or places where Notes may be surrendered for redemption.

     In the event of redemption of this Note in part only, a new Note or Notes of like tenor for the unredeemed portion hereof will be issued in authorized denominations in the name of the Holder hereof upon the cancellation hereof.

     For all purposes of this Note and the Indenture, unless the context otherwise requires, all provisions relating to the redemption by the Company of this Note shall relate, in the case that this Note is redeemed or to be redeemed by the Company only in part, to that portion of the principal amount of this Note that has been or is to be redeemed.

     If an Event of Default with respect to the Notes shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

     The Indenture permits, in certain circumstances therein specified, the amendment thereof without the consent of the Holders of the Securities. The Indenture also permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations under the Indenture of the Company and the rights of Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all the Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

     No reference herein to the Indenture and no provision of this Note or, subject to the provisions for satisfaction and discharge in Article Four of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

     The Company shall have the right at any time, and from time to time, during the term of the Notes to extend the interest payment period of such Notes for up to 20 consecutive quarterly periods (an "Extended Interest Payment Period") provided no Event of Default has occurred and is continuing with respect to the Notes, at the end of which period the Company shall pay all interest then accrued and unpaid (together with interest thereon at the rate specified for the Notes to the extent that payment of such interest is enforceable under applicable law). Before the termination of any such Extended Interest Payment Period, the Company may further extend such Extended Interest Payment Period, provided, however, that such Extended Interest Payment Period together with all such further extensions thereof shall not exceed 20 consecutive quarterly periods. At the termination of any such Extended Interest Payment Period and upon the payment of all accrued and unpaid interest and any additional amounts then due, the Company may select a new Extended Interest Payment Period.

     The Indenture permits the Company, by irrevocably depositing, in amounts and maturities sufficient to pay and discharge at the Stated Maturity or Redemption Date, as the case may be, the entire indebtedness on all Outstanding Notes, cash or U.S. Government Obligations with the Trustee in trust solely for the benefit of the Holders of all Outstanding Notes, to defease the Indenture with respect to such Notes, and upon such deposit the Company shall be deemed to have paid and discharged its entire indebtedness on such Notes. Thereafter, Holders would be able to look only to such trust fund for payment of principal and interest at the Stated Maturity or Redemption Date, as the case may be.

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of Notes is registrable in the Security Register, upon surrender of a Note for registration of transfer at the Corporate Trust Office of the Trustee or at the office or agency of the Trustee in the Borough of Manhattan, The City of New York, or at such other offices or agencies as the Company may designate, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     No service charge shall be made by the Company, the Trustee or the Security Registrar for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith (other than exchanges pursuant to Sections 304, 906 or 1107 of the Indenture, not involving any transfer).

     Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     This Note shall be governed by and construed in accordance with the laws of the State of New York including, without limitation, Section 5-1401 of the New York General Obligations Law.

     All undefined terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

     IN WITNESS WHEREOF, Occidental Petroleum Corporation has caused this Instrument to be signed by the signature or facsimile signature of its Chairman of the Board, its President, a Vice President, its Treasurer or an Assistant Treasurer and attested by its Secretary or an Assistant Secretary by his or her signature or a facsimile thereof, and its corporate seal or a facsimile of its corporate seal to be affixed hereunto or imprinted hereon.

  (SEAL)                              OCCIDENTAL PETROLEUM CORPORATION



                                      By ___________________________________
                                         Name:  J. R. Havert
                                         Title: Vice President and Treasurer

Attest:



_______________________________________
Name:  John W. Alden
Title: Assistant Secretary

                                 ABBREVIATIONS

     The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  - as tenants in common      UNIF GIFT MIN ACT _____   Custodian  _____
                                                      (Cust.)            (Minor)
TEN ENT  - as tenants by the entireties

JT TEN   -  as joint tenants with right of survivor-    Under Uniform Gifts to
            ship and not as tenants in common           Minor Act



                                                        ______________________
                                                                (State)


    Additional abbreviations may also be used though not in the above list.

                            _______________________

FOR VALUE RECEIVED, the undersigned hereby sells(s), assign(s) and transfer(s) unto

Please Insert Social Security or Employer
Identification number of assignee
--------------------------------------

     ----                    ----
--------------------------------------

--------------------------------------------------------------------------------
-----
                   Please Print or Typewrite Name and Address
                     Including Postal Zip Code of Assignee
--------------------------------------------------------------------------------
-----

the within Security and all rights thereunder, hereby irrevocably constituting and appointing____________________________________________________
__________________ attorney to transfer said Security on the books of the Company, with full power of substitution in the premises.


Dated:______________________            _______________________________________
                                                        Signature

NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Note in every particular, without alteration or enlargement or any change whatever.